[PRUDENTIAL LOGO] [PRUDENTIAL LETTERHEAD]
EXHIBIT (4)
Annuitant(s) JOHN DOE
MARY DOE XXXXXXXX Contract Number Annuity Date DECEMBER 1, 2051 DECEMBER 1, 1996 Contract Date
Agency R-NK 1 APPROVED
STATE OF NEW YORK
FEB 13, 1997

[/s/ Illegible] Acting Superintendent of Insurance

This is an annuity contract. Subject to the provisions of the contract, and in consideration of any purchase payment you make and we accept, we will make annuity payments starting on the Annuity Date we show above.
Please read the contract carefully; it is a legal contract between you and Pruco Life Insurance Company. Expense charges applicable to the contract are shown on a Contract Data page. If you have a question about the contract, or a claim, see one of our representatives or get in touch with one of our offices.
BENEFITS AND VALUES UNDER THIS CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE OF THE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THEY ARE SUBJECT TO CHANGE BOTH UP AND DOWN AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. AMOUNTS DIRECTED INTO THE MARKET-VALUE-ADJUSTMENT OPTIONS(S) MAY BE ADJUSTED UPWARD OR DOWNWARD BY THE APPLICATION OF A MARKET-VALUE-ADJUSTMENT FORMULA. SEE THE MARKET-VALUE ADJUSTMENT (MVA) PROVISION FOR A DESCRIPTION OF THE FORMULA. VALUES ARE AVAILABLE WITHOUT AN ADJUSTMENT DURING THE 30-DAY PERIOD AFTER THE INTEREST CALL'S MATURITY.
10 DAY RIGHT TO CANCEL CONTRACT. -- If you return this contract to us not later than 10 days after you receive it, we will return the cash value, after market-value-adjustment, plus any charges that have been made against the contract fund or the variable investment portfolios and any changes made from gross considerations. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you.
Signed for Pruco Life Insurance Company of New Jersey

a New Jersey Corporation SPECIMEN SPECIMEN SPECIMEN [/s/ Illegible] [/s/ Illegible]

VARIABLE ANNUITY CONTRACT WITH FLEXIBLE PURCHASE PAYMENTS. ANNUITY PAYMENTS STARTING ON ANNUITY DATE. BENEFIT PAYABLE AS STATED UPON DEATH BEFORE ANNUITY DATE. CONTRACT VALUES REFLECT INVESTMENT RESULTS. MARKET-VALUE-ADJUSTMENT OPTION(S) SUBJECT TO MARKET-VALUE ADJUSTMENTS. ELIGIBLE FOR ANNUAL DIVIDENDS AS STATED UNDER PARTICIPATION.

VFM-96-NY

GUIDE TO CONTENTS

PAGE

CONTRACT DATA............................................................... 3
Basic Contract Data, Including Individuals Covered by the Contract,
Contract Minimums, Charges, Available Investment Options, and
Initial Allocations

DEFINITIONS................................................................. 5

PURCHASE PAYMENTS........................................................... 5
When Permitted; Invested Purchase Payments; Allocations

INTEREST-RATE INVESTMENT OPTIONS............................................ 6
Options Available; Interest Rates; Interest Cell

VARIABLE INVESTMENT OPTIONS................................................. 7
Variable Separate Account; Separate Account Investments; Variable
Investment Options

CONTRACT FUND............................................................... 7

MARKET-VALUE ADJUSTMENT (MVA)............................................... 8
Market-Value Adjustment (MVA); Market-Value Factor; Effect of Market-Value
Adjustment

TRANSFERS................................................................... 9

WITHDRAWALS................................................................. 10
Amount Available for Withdrawal; Withdrawal Charges; Allocation of
Withdrawals; Charge-Free Amounts

Choosing an Option; Options Described; Other Payout Options; When No
Option Chosen; Interest Rate; Withdrawal Charges

ANNUITY SETTLEMENT TABLES................................................... 14
Amounts Payable

GENERAL PROVISIONS.......................................................... 15
Quarterly Report; The Contract; Contract Modifications; Change of Annuity
Date; Ownership and Control; Currency; Misstatement of Age or Sex;
Incontestability; Proof of Life or Death; Assignment; Deferring Payment;
Changes; Participation (Dividends)

(VFM--96) Page 2

CONTRACT NUMBER 1234567890 CONTRACT DATA ANNUITANT(s) SEX ISSUE AGE First Annuitant JOHN DOE Male 35 Co-Annuitant MARY DOE Female 35

BASIC CONTRACT INFORMATION

Contract Number 1234567890 Contract Date September 1, 2001 Annuity Date September 1, 2056

Beneficiary Class 1 Robert Doe, son of Annuitant Class 2 Susan Smith, sister of Mary Doe

PURCHASE PAYMENTS
The purchase payment paid on the Contract Date is $10,000.00.
The minimum subsequent purchase payment is $500.00. For IRA contracts, the minimum subsequent purchase payment is $500.00. We may allow a lower minimum subsequent purchase payment. If we do so we will notify you in writing. If available, for payments made by electronic funds transfer on a monthly basis, the minimum subsequent purchase payment is $100.00. Electronic funds transfers at other frequencies may be available.

OTHER MINIMUMS
The minimum withdrawal amount is $250.00. The minimum amount which may be withdrawn under a systematic withdrawal plan is $100.00.
The Minimum Interest Crediting Rate on the Interest-Rate Investment Options is 3%.

CONTRACT DATA CONTINUED ON NEXT PAGE
Page 3 (A)

CONTRACT NO. 1234567890
CONTRACT DATA CONTINUED
EXPENSE CHARGES
The expense charges deducted from the contract fund (see the Contract Fund provision for a complete description of the fund and how it increases and decreases) are:
Daily Mortality and Expense Risk Charge - the maximum daily charge is 0.00372802%, which is equivalent to an annual rate of 1.37%.
Daily Administrative Charge - the maximum daily charge is .00041065%, which is equivalent to an annual rate of .15%.
Annual Administrative Charge - the charge is $30.00. It is deducted on the Contract Anniversary and when a surrender (i.e., full withdrawal) of the contract occurs, if the contract fund at the time is then less than $50,000.00.

TRANSACTION CHARGE
The transaction charge for each transfer after the first 12 in a Contract Year is $25.00. We reserve the right to limit the number of transfers in order to comply with federal, state or local law.

WITHDRAWAL CHARGE
The withdrawal charge (see the Withdrawals provision for a full discussion of how this charge is applied) is a percentage of the amount withdrawn that is subject to the charge, and depends on the Contract Year in which the withdrawal is made.

Year of Withdrawal Withdrawal Charge ------------------ ----------------- 1 7% 2 6% 3 5% 4 4% 5 3% 6 2% 7 1% 8 and later 0%

CONTRACT DATA CONTINUED ON NEXT PAGE
Page 3A (A)

CONTRACT NO. 1234567890
CONTRACT DATA CONTINUED
INVESTMENT OPTIONS
INTEREST-RATE INVESTMENT OPTIONS
As of the Contract Date, two interest-rate investment options are available, a one-year fixed-interest-rate option (the Fixed-Rate option) and a seven year market-value-adjustment option (the MVA option). Interest is credited at declared rates to amounts held in each of these options. For the MVA option, if money is withdrawn prior to the end of the maturity date, there will be a market-value adjustment, which may increase or decrease the value of amounts in that option.
VARIABLE INVESTMENT OPTIONS
The following variable investment options are available through allocation to subaccounts of the Pruco Life of New Jersey Flexible Premium Variable Annuity Account. We reserve the right to limit the availability of the below options, if necessary, in order to comply with federal, state or local law.

VARIABLE INVESTMENT OPTIONS (SUBACCOUNTS) AVAILABLE
[THE PRUDENTIAL SERIES FUND
Prudential Global Portfolio
Prudential Jennison Portfolio
Prudential Money Market Portfolio Prudential Stock Index Portfolio SP Aggressive Growth Asset Allocation Portfolio SP AIM Aggressive Growth Portfolio SP AIM Growth and Income Portfolio SP Alliance Large Cap Growth Portfolio SP Alliance Technology Portfolio SP Balanced Asset Allocation Portfolio SP Conservative Asset Allocation Portfolio SP Davis Value Portfolio
SP Deutsche International Equity Portfolio SP Growth Asset Allocation Portfolio SP INVESCO Small Company Growth Portfolio SP Jennison International Growth Portfolio
CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B (A)

CONTRACT NO. 1234567890
CONTRACT DATA CONTINUED
SP Large Cap Value Portfolio
SP MFS Capital Opportunities Portfolio SP MFS Mid-Cap Growth Portfolio
SP PIMCO High Yield Portfolio
SP PIMCO Total Return Portfolio
SP Prudential U.S. Emerging Growth Portfolio SP Small/Mid Cap Value Portfolio SP Strategic Partners Focused Growth Portfolio
JANUS ASPEN SERIES
Janus Aspen Series Growth Portfolio - Service Shares]
INITIAL ALLOCATION OF INVESTED PREMIUM ACCOUNTS

Prudential Global Portfolio 40% SP AIM Aggressive Growth Portfolio 30% One-Year Fixed-Rate Option 15% Seven-Year MVA Option 15%

For any portion of the purchase payment allocated on the Contract Date to an interest-rate investment option, the interest rates are:
One-year Fixed Rate Option 6% Seven-Year MVA Option 8%

END OF CONTRACT DATA
Page 3C (A)

CONTRACT NUMBER XXXXXXXX ================================================================================ ENDORSEMENTS (Only we can endorse this contract)

(VFM--96) Page 4

DEFINITIONS
We, Our, and Us.--Pruco Life Insurance Company of New Jersey, a New Jersey corporation, or any affiliated company.
You and Your.--The owner of the contract.
Annuitant(s).--The person or persons named on the first page. If two persons are named, one of the two is named on page 3 as First Annuitant, the other as Co-Annuitant. In that case, the Beneficiary provision of the contract will be based on the death of the last survivor of the persons so named.
Payee.--A beneficiary who has a right to receive a settlement under this contract.
SEC.--The Securities and Exchange Commission.
Contract Date.--The date we receive the initial purchase payment. We show the Contract Date on page 3.
Contract Anniversary.--The same day and month as the Contract Date in each later year.
Contract Year.--A year which starts on the Contract Date or on a Contract Anniversary.
Business Day.--Any day the New York Stock Exchange is open for business.
Annuity Date.--The date our first annuity payment to you is due. We show the Annuity Date on page 3.

PURCHASE PAYMENTS

WHEN PERMITTED The initial purchase payment must be paid on the Contract
Date. Subsequent purchase payments may be made at any time
before the Annuity Date. Minimum purchase payment amounts are shown on a Contract Data page; we reserve the right to
establish a maximum amount.

INVESTED PURCHASE Corresponding to each purchase payment, there is an "invested
PAYMENTS purchase payment." This is the balance of the purchase payment after we make any applicable deduction for (1) state and local premium taxes; and (2) any other type of tax (or
component thereof) measured by or based upon the amount of
the purchase payment we receive.

ALLOCATIONS You may allocate all or a part of an invested purchase payment to one or more of the investment options described
below. The allocation of the initial invested purchase
payment is shown on a Contract Data page. You may change the allocation of future invested purchase payments at any time.
The change will take effect on the date we receive your
request. If, after the initial purchase payment, we receive a purchase payment without allocation instructions, we will
allocate the corresponding invested purchase payment in the
same proportion as the most recent purchase payment you made
(unless that was a purchase payment you directed us to
allocate on a one-time-only basis).

We reserve the right to establish minimum percentage and
dollar amounts for invested purchase payment allocations.

(VFM--96)--NY Page 5

INTEREST-RATE INVESTMENT OPTIONS

OPTIONS AVAILABLE As shown on a Contract Data page, two types of interest-rate investment options were available on the Contract Date
fixed-interest-rate option (Fixed-Rate option) and
market-value adjustment option (MVA option). We may add
other options in the future. Each option may be divided into interest cells (described below).

INTEREST RATES The annual interest rates applicable to the interest-rate investment options on the Contract Date are shown on a
Contract Data page. We will credit interest each day on
amounts allocated to any of these options at the daily
equivalent of the rate shown for that option. Interest rates for future allocations or transfers to interest-rate
investment options will be declared when those allocations
or transfers are made. The declared rates will never be less than the Minimum Interest Crediting Rate shown on a Contract
Data page.

INTEREST CELL An interest cell is created whenever you allocate or transfer an amount to an interest-rate investment option. We credit interest to the amount in each interest cell daily at a specific rate declared for that interest cell until the
earliest of: the date it is withdrawn; the date it is
transferred to another investment option; the maturity date
(the date the cell was established plus the number of years
for which the rate is guaranteed); and the date as of which
a death benefit is determined. (An interest cell's declared
rate is guaranteed for the Fixed-Rate option, and for the
MVA option, if the amount in that cell is held to maturity.)
Withdrawals and transfers from an MVA interest cell are
subject to market-value adjustments, which may increase or
decrease the cell's value. Withdrawals may also be subject
to a withdrawal charge, which is described in Withdrawals
below.

At the maturity date of an interest cell, you may elect to
transfer the amount in the cell into any of the investment
options available on that date. Once you have made an
election and we have received it, it may not be reversed. If you do not make an election to transfer within 30 days
following the maturity date, we will transfer the amount in
the interest cell on the maturity date to an interest-rate
investment option with the same duration to maturity as the
maturing interest cell.

Amounts that are transferred into the same interest-rate
investment option during the 30-day period will receive the
appropriate rate for that option, effective as of the
maturity date. Amounts that you withdraw, or transfer into
any different investment option, during the 30-day period
will receive interest from the maturity date to the date of
withdrawal or transfer at the rate that would have applied
to those amounts if you had taken no action within the
30-day period.

(VFM-96)-NY Page 6

VARIABLE INVESTMENT OPTIONS

VARIABLE SEPARATE "Variable Separate Account" refers to the Pruco Life of New
ACCOUNT Jersey Flexible Premium Variable Annuity Account, its
successors, if any, and any other variable separate accounts we add in the future. We established this account to hold
and invest the assets that support this contract and
variable annuity contracts like this one. The Variable
Separate Account is divided into divisions called
"subaccounts," and the subaccounts available to you on the
Contract Date are listed on a Contract Data page. We may
establish additional subaccounts.

Any income and realized or unrealized gains and losses in a
subaccount are credited to or charged against that
subaccount. This is without regard to income, gains, or
losses in other investment options.

SEPARATE ACCOUNT We may invest the assets of different subaccounts in
INVESTMENTS different ways than are shown on a Contract Data page. We will do so only with the consent of the SEC and, if
required, of the insurance regulator where this contract is
delivered.

We will always keep assets in the Variable Separate Account
with a total value at least equal to the amount credited to
all the subaccounts under contracts like this one. That
portion of the assets of the Variable Separate Account equal to the reserves and other contract liabilities with respect
to the Variable Separate Account shall not be chargeable
with liabilities or obligations arising out of any other
business we conduct. To the extent that those assets exceed
that amount, we may use them in any way we choose.

VARIABLE We show the options available on the Contract Date on a
INVESTMENT Contract Data page. We may offer additional options.
OPTIONS
_______________________________________________________________________________

CONTRACT FUND

The term "contract fund" refers to the total of all amounts
credited to your contract as of any date as a result of your initial purchase payment and the increases and decreases
described below. Note that this is not the same as the "cash value" of the contract, which is described under Withdrawals below.

On the contract date, the contract fund is equal to the
initial invested purchase payment. After that, the fund as
of any day is determined by starting with the fund at the
end of the previous day and adjusting it for items that
increase it or decrease it.

Items that increase the contract fund are: invested purchase payments; positive investment results in a variable
investment option; interest credited to an interest-rate
investment option; and any positive market-value adjustment
associated with a transfer or withdrawal.

Items that decrease the contract fund are: withdrawals and
the charges associated with them; negative investment
results in a variable investment option; mortality and
expense risk charges; administration charges; any applicable federal, state, or local taxes charged to the contract; and
any negative market-value adjustment associated with a
transfer or withdrawal.

Investment results are credited daily. Mortality and expense risk charges are deducted daily. There are two
administration charges: one is deducted daily, and one is
deducted on the Contract Anniversary and at the time of a
surrender. Other charges may be assessed only if the
appropriate event occurs. The maximum charges we may deduct
are shown on a Contract Data page.

The value of a variable investment option equals the unit
value for that option as of a particular date times the
number of units allocated to that option. Amounts
transferred and invested purchase payments allocated to a
variable investment option increase the number of units by
an amount equal to the dollar amount of the transfer or
payment divided by the unit value as of the effective date
of the transfer or payment. Amounts withdrawn or transferred from a variable investment option, and the charges
associated with them, decrease the number of units by an
amount equal to the dollar amount of the withdrawal or
transfer plus the amount of any charge associated with the
transaction divided by the unit value as of the effective
date of the withdrawal or transfer.

(VFM-96)-NY

The annual administration charge, and any applicable federal, state or local taxes also decrease the number of units by an amount equal to the dollar amount of the charge or tax divided by the unit value as of the date the charge or tax is assessed. Withdrawal charges are taken from the investment option from which the withdrawal is taken. Transfer charges are taken pro-rata from the investment options from which the transfers are being made. The annual administration charge is taken pro-rata from all of the investment options in which you are invested at the time of the charge. Investment results do not change the number of units; they are reflected in the increase or decrease in the unit value.

MARKET-VALUE ADJUSTMENT

MARKET-VALUE The market-value adjustment (MVA) is made when a withdrawal
ADJUSTMENT (MVA) or transfer is requested from an MVA option. It is used to calculate the amount available for withdrawal or transfer,
and the amount remaining after the withdrawal or transfer.
It applies only to the interest cell from which the
withdrawal or transfer is made (no market-value adjustment
will apply to an interest cell in the event of a withdrawal
or transfer within the 30-day period following the cell's
maturity).

We determine the amount available for withdrawal from a
cell in two steps. We first determine a "market-value
factor." This is based on the time remaining to maturity of
the interest cell and the difference between the declared
interest rate for that cell and a current rate that we
establish. We then multiply that interest cell's portion of
the contract fund by the sum of 1 plus the market-value
factor. The formula for the market-value factor is shown
below.

To calculate the interest cell's portion of the contract
fund after the withdrawal or transfer, we first subtract
the amount withdrawn or transferred (including any charges)
from the interest cell's adjusted portion of the contract
fund. The remaining amount divided by the sum of 1 plus the
market-value factor, is the interest cell's portion of the
contract fund after the withdrawal or transfer.

The market-value adjustment associated with any amount
being adjusted is defined as: MVA = amount being adjusted x
market-value factor.

A detailed description of the market-value adjustment
formula has been filed with the Superintendent of the State
of New York Insurance Department.

MARKET-VALUE FACTOR The market-value factor is determined as: (M/12)x(R-C), where:

(M) is the number of whole months (not less than one) to
the interest cell's maturity date:

(R) is the interest cell's declared interest rate
expressed as a decimal; for example, 5 percent = .05;
and

(C) is the current rate referred to above in effect on the
date of withdrawal or transfer. It is equal to the
interpolated value of (1) the current crediting rate
for a period to maturity one year longer than the
number of whole years remaining until the interest
cell's maturity date, and (2) the current crediting
rate for a period to maturity equal to the number of
whole years remaining until the interest cell's
maturity date. This rate is also expressed as a
decimal. Interest rates for the MVA option will be
reviewed and reset no less frequently than monthly. We
reserve the right to change interest rates more often
at our discretion. For any duration not then being
offered, the rate is equal to the current Treasury spot
rate for that duration plus the difference between the
current crediting rate for the next higher duration
then being offered and the current Treasury spot rate
for that higher duration. This formula has been filed
with the Superintendent of the State of New York
Insurance Department.

In the event we no longer offer a MVA option, the interest
rates referred to in the formula for the market-value
factor (R and C) will be determined using United States
treasury rates. A detailed description of the process used
to determine these rates is on file with the Superintendent
of the State of New York Insurance Department.

The market-value factor will never again be greater than
0.4 or less than minus 0.4.

(VFM--96)--NY Page 8

EFFECT OF If the current interest rate is higher than the interest cell's
MARKET-VALUE declared interest rate, the market-value factor will be negative,
ADJUSTMENT and we will reduce the contract fund by more than the sum of the withdrawal and the withdrawal charge. If the current rate is lower, the market-value factor will be positive, and we will reduce the contract fund by less than the sum of the withdrawal and the withdrawal charge.

--------------------------------------------------------------------------------

TRANSFERS

You may transfer amounts into or out of investment options,
subject to the following restrictions:

1. We impose a transaction charge, shown on a Contract Data page, if you make more than 12 transfers in a Contract Year. The
charge is taken pro-rata from the investment options from
which the transfer is made.

2. You may not make a transfer from an interest cell in the
Fixed-Rate option, except during the 30-day period following the cell's maturity date, or under a plan for periodic
transfers that we make available to all owners of contracts
like this one.

3. You may not make a transfer from an investment option to the same investment option.

The transfer will take effect as of the end of the valuation period on the date we receive valid notification from you, if that is a Business Day. Otherwise, it will take effect on the next
Business Day. A valuation period is the period of time from one determination of the value of the amount invested in a subaccount to the next such determination. Such determinations are made once each Business Day, generally at 4:15 p.m., New York City time.

Any amount transferred from MVA cell is subject to a market-value adjustment, unless the transfer is made in the 30-day period following the maturity date of the interest cell. If you do not direct us otherwise, when we transfer money from a Fixed-Rate option or MVA option, we will take the money first from the
oldest eligible interest cell in the option.

(VFM--96)--NY

WITHDRAWALS
AMOUNT AVAILABLE You may make a withdrawal at any time prior to the Annuity FOR WITHDRAWAL Date while at least one Annuitant is living (the minimum withdrawal amount is shown on a Contract Data page). The total amount available for withdrawal at any time is the "cash value" of the contract. The cash value is equal to the contract fund, plus or minus the market-value adjustment of all amounts in MVA options, minus the withdrawal charge and the administrative charge that may apply for a surrender of the contract.
WITHDRAWAL CHARGES A withdrawal charge may apply if you make a withdrawal during the first seven Contract Years. The amount of the charge is a percentage, shown on a Contract Data page, of any amount to be withdrawn in excess of the applicable charge-free amount described below. If you ask for a withdrawal of a specific dollar amount, we will deduct enough from the contract fund to provide the withdrawal charge and provide you the amount you asked for. If you request a percentage withdrawal, unless you direct otherwise, we will apply that withdrawal pro-rata across all investment options. The requested percentage will be applied to each investment option in determining the gross amount withdrawn. In this instance, any applicable withdrawal charge, in addition to the withdrawal, will be applied pro-rata across all investment options. The withdrawal charge will never be greater than that permitted by any applicable law or regulation.
ALLOCATION OF You may direct that a withdrawal be made from either an WITHDRAWALS interest-rate investment option, a variable investment option, or both. If you direct that some or all of a withdrawal be made from an interest-rate investment option, you may direct that the withdrawal be made from a specific interest cell or cells.
If you do not specify the investment option or options from which the withdrawal is to be made, here is how we will allocate the withdrawal. We will take the withdrawal (and the withdrawal charge) on a pro-rata basis from all investment options. Within the interest-rate investment options, we will take the withdrawal first from the oldest eligible interest cell or cells in those options.
CHARGE-FREE Certain amounts (the charge-free amounts) may be withdrawn AMOUNTS without incurring a withdrawal charge. The charge-free amount available in any current Contract Year is equal to:
(a) 10% of any portion of total purchase payments made in the current and all prior Contract Years in excess of total purchase payments withdrawn in prior Contract Years; plus
(b) any charge-free amount available in the prior Contract Year that has not been withdrawn; plus
(c) any portion of the withdrawal amount in excess of the sum of all purchase payments made reduced by the amount of all prior withdrawals.
For purposes of determining withdrawal charges and charge-free amounts, withdrawals are always assumed to come first from purchase payments.
(VFM--96)--NY Page 10

BENEFICIARY
You may designate or change a beneficiary to receive any amount due if the sole or last surviving Annuitant dies before the Annuity Date. You may initiate a change to the beneficiary designation by completing a change form, which you can obtain from us or from your representative. We may also ask you to send us the contract. The change will take effect only when we process the request. Then any previous beneficiary's interest will end as of the date of the request, even if no Annuitant is living when we process the request. Any beneficiary's interest is subject to the rights of any assignee we know of.
When a beneficiary is designated, any relationship shown is to the Annuitant (First Annuitant if two Annuitants are named on page 3) unless otherwise specified.
To show priority among beneficiaries, we will use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. If two Annuitants are named on page 3, the term "Annuitant" refers to the last surviving Annuitant. The following statements apply to beneficiaries unless a Contract Data page, contract endorsement or change request that we have processed specifies otherwise:
1. One who survives the Annuitant will have the right to be paid only if no one in a prior class survives the Annuitant.
2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Annuitant.
3. Two or more in the same class who have the right to be paid will be paid in equal shares.
4. If none survives the Annuitant, we will pay in one sum to the Annuitant's estate.
Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries. If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.
(VFM--96) Page 11

DEATH OF ANNUITANT BEFORE ANNUITY DATE
If a sole or last surviving Annuitant dies before the Annuity Date, then, when we receive due proof of death and any other documentation we need, the beneficiary is entitled to receive a death benefit equal to the greatest of:
(a) the contract fund (without any market-value adjustment) as of the date we receive due proof of death and any other documentation we need;
(b) the total invested purchase payments made less the total withdrawals made (including withdrawal charges); and
(c) The minimum guaranteed death benefit less certain withdrawals described below. On the third Contract Anniversary, we set the minimum guaranteed death benefit equal to the contract fund. On each subsequent triennial Contract Anniversary, the minimum guaranteed death benefit is reset to the greater of: (1) the previous minimum guaranteed death benefit less total withdrawals made in the prior three Contract Years; and (2) the contract fund as of that Contract Anniversary. For death occurring between triennial Contract Anniversaries, we subtract from the minimum guaranteed death benefit any withdrawals made since the latest triennial Contract Anniversary.

DEATH OF ANNUITANT ON OR AFTER ANNUITY DATE
If an Annuitant dies on or after the Annuity Date, the payout provision then in effect will govern whether and to whom we will make any payment.

(VFM--96)--NY

PAYOUT PROVISIONS

CHOOSING AN You may use the contract fund as of the Annuity Date, plus or
OPTION minus any market-value adjustment, to provide an income to the
Annuitant(s) by choosing one or more of the options we describe below at any time before the Annuity Date. But, for any annuity options, we will first deduct any charge for taxes attributable to premiums, and any applicable withdrawal charges, described below. We offer the same annuity options to the Payee that we offer to an Annuitant. And we determine monthly payments for the
Payee in the same way we do for an Annuitant. The monthly payment will never be less than what the contract fund, after any
applicable charges for taxes or withdrawals, would purchase under any comparable immediate annuity we are then offering for sale to your class of annuitants, the withdrawal charge applied prior to calculating this monthly benefit will never be greater than 5% of the contract fund.

Your right to choose an option is subject to all these
conditions: (1) You must ask for the option in writing and in a form which meets our needs. (2) You must send the contract to us to be endorsed. (3) If we require it, you must give us due proof of the date of birth of the person on whose life an annuity
payment is based. (4) We must have your request, the contract and any required due proof(s) of the date(s) of birth before the
Annuity Date.

The option you choose will take effect on the Annuity Date if:
(1) the person on whose life the annuity is to be based is living on that date; (2) the first payment under the option will be at least $20; and (3) you do not void the choice by making a later choice before the Annuity Date. If the first payment under the option is not at least $20, no withdrawal charges will be applied in determining the lump sum payment.

If two Annuitants are named in the contract and both are living, payment will be based on the life of the First Annuitant, as named on page 3.

OPTIONS When we use the word Annuitant in the following paragraphs we
DESCRIBED mean the Annuitant for whom the annuity described was chosen and who is to receive payment under the annuity.

For an Annuitant, the first payment under these options will be made on the Annuity Date.

For a Payee, unless a later date is requested, the first payment will be made on the first day of the earliest calendar month on or after the day we have received the request for the payout and due proof of the Annuitant's death and such claim forms and other evidence as may be satisfactory to us.

Here are the options we offer. We may also consent to other
arrangements.

OPTION 1 We will make equal payments for up to 25 years. The Option 1
(INSTALLMENTS Table shows the minimum amounts we will pay.
FOR A FIXED
PERIOD)

OPTION 2 We will make monthly payments for as long as the person on whose
(LIFE INCOME) life the payout is based lives, with payments certain for 120 months. The Option 2 Table shows the minimum amounts we will pay.

OPTION 3 We will hold an amount at interest at the rate indicated below.
(INTEREST At your choice, we will pay the interest annually, semi-annually,
PAYMENT) quarterly, or monthly.

OTHER PAYOUT We may offer other payout options. Contact one of our
OPTIONS representatives or one of our offices for information.

WHEN NO If no choice takes effect on the Annuity Date, payout under
OPTION CHOSEN Option 3 (Interest Payment Option) will become effective.

INTEREST RATE Payments under any of the options will be calculated assuming an effective interest rate of at least 3% a year. We may include more interest.

WITHDRAWAL If you choose Option 1 for a period less than 5 years or Option
CHARGES 3, we will apply a withdrawal charge in the same way as we would if you had made a withdrawal (see Withdrawals). If you choose
Option 1 for a period of 5 years or more or Option 2, we will not apply a withdrawal charge in determining the minimum amounts we will pay. If you choose any other method of payment not described in this contract, we will tell you if it is subject to a
withdrawal charge. No withdrawal charges will be applied on or after the Maximum Annuity Date.

(VFM - 96) - NY Page 13

ANNUITY SETTLEMENT TABLES

AMOUNTS PAYABLE For Options 1 and 2, we will use the table below to compute the minimum amount of the annuity payment.

If the Annuity Date is not a Contract Anniversary, we will
adjust the amounts accordingly.

When we computed the amounts we show in the Option 2 Table, we adjusted the 1983 Table(a) to an age last birthday basis, less three years; we used an interest rate of 3 1/2% per year. If the age is over 80 the rate for age 80 will be used.

OPTION 1 TABLE
MINIMUM AMOUNT OF
MONTHLY PAYMENT FOR
EACH $1,000, THE FIRST OPTION 2 TABLE
PAYABLE IMMEDIATELY Amount of Annuity Payment for
---------------------- each $1,000 applied on the Annuity Date
Number Monthly -----------------------------------------------------
of Years Payment Age Male Female Age Male Female
-------------------------------------------------------------------------------
1 $84.65 41 $3.88 $3.67 61 $5.25 $4.79
2 43.05 42 3.92 3.70 62 5.36 4.89
3 29.19 43 3.97 3.74 63 5.48 4.98
4 22.27 44 4.01 3.78 64 5.60 5.09
5 18.12 45 4.06 3.82 65 5.73 5.20
46 4.12 3.86 66 5.87 5.31
6 15.35 47 4.17 3.90 67 6.01 5.43
7 13.38 48 4.23 3.94 68 6.15 5.56
8 11.90 49 4.28 3.99 69 6.30 5.70
9 10.75 50 4.35 4.04 70 6.46 5.84
10 9.83 51 4.41 4.09 71 6.62 5.99
52 4.48 4.15 72 6.79 6.15
11 9.09 53 4.55 4.21 73 6.96 6.31
12 8.46 54 4.62 4.27 74 7.13 6.49
13 7.94 55 4.70 4.33 75 7.30 6.67
14 7.49 56 4.78 4.40 76 7.48 6.85
15 7.10 57 4.86 4.47 77 7.66 7.04
58 4.95 4.54 78 7.83 7.24
16 6.76 59 5.05 4.62 79 8.00 7.44
17 6.47 60 5.15 4.71 80 8.17 7.64
18 6.20 ------------------------------------------------------
19 5.97
20 5.75

21 5.56
22 5.39
23 5.24
24 5.09
25 4.96
----------------------
Multiple the monthly amount
by 2.989 for quarterly,
5.952 for semi-annual or
11.804 for annual
----------------------

(VFM-96)

GENERAL PROVISIONS

QUARTERLY REPORT We will send you a report four times each calendar year until the Annuity Date. It will show the contract fund, the cash
value, the death benefit as of the report date, the
guaranteed minimum death benefit as of the report date,
interest and any other credits applied during the period
covered by the report, and charges and withdrawals during the period covered by the report. The report will include any
other data that may be required where this contract is
delivered. You may ask for a report like this at any time.
But, except for the four reports we send you during the year, we have the right to charge a fee for each report. If you
have chosen the MVA option, we shall also notify you 15 to 45 days before the maturity of your interest cell of your rights to withdraw funds without adjustment.

THE CONTRACT This document forms the whole contract.

CONTRACT Only one of our officers with the rank or title of vice
MODIFICATIONS president or above may agree to modify this contract, and then only in writing.

CHANGE OF ANNUITY You may change your Annuity Date if we consent. Any such
DATE change will be subject to conditions that we then determine.
The maximum annuity age is age 90.

OWNERSHIP AND Unless we endorse this contract to say otherwise: (1) the
CONTROL Annuitant (the First Annuitant, if two are named) is the owner of the contract; (2) while any Annuitant is living the owner alone is entitled to any contract benefit and value,
and the exercise of any right or privilege granted by the
contract or by us; (3) if two Annuitants are named and the
First Annuitant dies while the Co-Annuitant is living, the
Co-Annuitant will become the owner; and (4) if there is no
Co-Annuitant and no contingent owner has been named, on the
death of the owner, the beneficiary becomes the owner for
purposes of Section 72(s) of the Internal Revenue Code of
1986, as amended, or any successor provision.

CURRENCY Any money we pay, or which is paid to us, must be in United
States currency.

MISSTATEMENT OF If any Annuitant's stated sex or date of birth or both are
AGE not correct, we will change each benefit and the amount of each annuity payment to that which the total purchase payment amounts would have bought for the correct sex and date of
birth. Also, we will adjust the amount of any payments we
have already made. Here is how we will do it: (1) We will
deduct any overpayments, with interest at 5% a year, from any payment(s) due then or later. (2) We will add any
underpayments, with interest at 5% a year, to the next
payment we make after we receive proof of the correct sex and date of birth.

INCONTESTABILITY We will not contest this contract. We consider all statements made in the application for this contract to be
representations, not warranties.

PROOF OF LIFE OR Before we make a payment, we have the right to require proof
DEATH of continued life or proof of death, and any other
documentation we need to make the payment, for any person
whose life or death determines whether or to whom we must
make the payment.

(VFM--96)--NY Page 15

ASSIGNMENT We are under no obligation to comply with or honor an assignment unless we receive it, or a copy of it. We are not obligated to see that an assignment is valid or sufficient.
If any Annuitant is living on the Annuity Date and an
assignment is in effect on that date, we have the right to
pay the cash value in one sum to the assignee.

This contract may not be assigned to a tax-qualified
retirement plan or program without our approval.

DEFERRING PAYMENT We will usually pay any death benefit or withdrawal promptly. If the death benefit or withdrawal is to be paid
from a variable investment option, we have the right to
defer that payment for any period during which the New York
Stock Exchange is closed for trading (except for normal
holiday closing) or when the Securities and Exchange
Commission has determined that a state of emergency exists
which may make payment of the death benefit or withdrawal
impractical. We reserve the right to defer payment of
amounts from the interest-rate investment options for up to
6 months.

If we do not pay any withdrawal within 10 working days of
receipt of the request for withdrawal, we will pay interest
on the amount you are withdrawing. Interest will be
calculated daily at the rate of interest we currently pay on amounts under the interest settlement option. The amount of
interest will be calculated from the date we receive the
request for withdrawal. No interest will be paid if the
amount of interest calculated is less than $25.

CHANGES We reserve the right, upon 90 days notice to you to:

1. restrict or refuse to accept any purchase payment;

2. establish minimum percentage and dollar amounts for
invested purchase payment allocations;

3. change any or all terms an provisions of the Annuity
Settlement Tables, but only with respect to any portion
of an annuity settlement deriving from purchase payments
made on or after the effective date of the change and
from earnings on those purchase payments; and

4. make any changes required by law.

PARTICIPATION This contract is eligible to participate in our
(DIVIDENDS) divisible surplus. We do not expect that any dividends will be payable on or before the Annuity Date. While any
payout provision of arrangement is in effect, the
contract will share in our surplus to the extent and in
the way we decide.

(VFM--96)--NY Page 16

(VFM--96)--NY Page 17

VARIABLE ANNUITY CONTRACT WITH FLEXIBLE PURCHASE PAYMENTS. ANNUITY PAYMENTS STARTING ON ANNUITY DATE. BENEFIT PAYABLE AS STATED UPON DEATH BEFORE ANNUITY DATE. CONTRACT VALUES REFLECT INVESTMENT RESULTS. MARKET-VALUE-ADJUSTMENT OPTION SUBJECT TO MARKET-VALUE ADJUSTMENTS. ELIGIBLE FOR ANNUAL DIVIDENDS AS STATED UNDER PARTICIPATION.
(VFM--96) Page 18